As filed with the Securities and Exchange Commission on May 8, 2017.

File No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

22nd CENTURY GROUP, INC.

(Exact Name of Registrant as Specified in Its Charter)

Nevada	98-0468420
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

9530 Main Street, Clarence, New York 14031
(Address of Principal Executive Office)( Zip Code)

22nd CENTURY GROUP, INC. 2014 OMNIBUS INCENTIVE PLAN, AS AMENDED AND RESTATED

(Full title of the plan)

Thomas L. James, Esq.

Vice President, General Counsel and Secretary

22nd Century Group, Inc.

9530 Main Street

Clarence, New York 14031

(Name and address of agent for service)

(716) 270-1523

(Telephone Number, including area code, for agent for service)

Copy to:

John J. Wolfel, Esq.

Foley & Lardner LLP

One Independent Drive, Suite 1300

Jacksonville, Florida 32202

(904) 359-2000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company.  See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒	Non-accelerated file (do not check is a smaller reporting company)	☐
Smaller reporting company	☐	Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided under Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title Of Securities To Be Registered	Amount To Be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price	Amount Of Registration Fee
Common Stock (par value $0.00001 par value per share)	5,000,000	$1.24	$6,200,000	$719
Total	5,000,000		$6,200,000	$719

(1)       Represents shares added to the Company’s 2014 Omnibus Incentive Plan pursuant to an amendment and restatement approved by the Company’s stockholders at its 2017 annual meeting, which increased the number of shares available for award by an aggregate of 5,000,000 shares. In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended, this Registration Statement also covers an indeterminate number of additional shares of common stock that may be offered or issued in the event of a stock dividend, reverse stock split, split-up, recapitalization, forfeiture of stock under those plans, or other similar event.

(2)       Estimated solely for the purpose of calculating the registration fee in accordance with Rules 457(c) and (h) of the Securities Act of 1933, as amended. The price per share and aggregate offering price are calculated on the basis of the average of the high and low sale prices of our common stock on the NYSE MKT on May 4, 2017, in accordance with Rule 457(c) under the Securities Act of 1933, as amended, for the 5,000,000 shares available for future issuance under the 2014 Omnibus Incentive Plan.

EXPLANATORY NOTE

This Registration Statement relates solely to the registration of additional securities of the same class as other securities for which a Registration Statement on this form relating to an employee benefit plan is effective. Pursuant to Instruction E of Form S-8, this Registration Statement incorporates by reference the contents of the Registration Statement previously filed with respect to the Company’s 2014 Omnibus Incentive Plan on Form S-8 (Registration No. 333-195380).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in Clarence, New York, on this day of May 8, 2017.

22ND CENTURY GROUP, INC.

By:	/s/ Henry Sicignano, III
Henry Sicignano, III
President, Chief Executive Officer and Director

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Thomas L. James and Henry Sicignano III, and each of them, as such person’s true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and additions to this registration statement on Form S-8 and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or such person’s substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated as of the 8th day of May, 2017.

Signature	Title

/s/ Henry Sicignano, III	President, Chief Executive Officer and Director (Principal Executive Officer)
Henry Sicignano, III

/s/ John T. Brodfuehrer	Chief Financial Officer (Principal Financial and Accounting Officer)
John T. Brodfuehrer

/s/ Nora B. Sullivan	Director
Nora B. Sullivan

/s/ Joseph Alexander Dunn, Ph.D.	Director
Joseph Alexander Dunn, Ph.D.

/s/ James W. Cornell	Director
James W. Cornell

/s/ Richard M. Sanders	Director
Richard M. Sanders

EXHIBIT INDEX

Exhibit Number	Exhibit Description

4.1	Amended and Restated Articles of Incorporation (incorporated herein by reference to Exhibit 3.2 of the Company’s Annual Report on Form 10-K for the year ended September 30, 2010).

4.1.1	Amendment to Articles of Incorporation of the Company (incorporated by reference to Appendix A to the Company’s Definitive Proxy Statement filed with the Commission on March 4, 2014).

4.2	Amended and Restated Bylaws of the Company (incorporated herein by reference to Exhibit 3.2 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2014 filed with the Commission on January 30, 2014).

4.2.1	Amendment No. 1 to Amended and Restated Bylaws of the Company (incorporated herein by reference to Exhibit 3.2 of the Company’s Form 8-K filed with the Commission on April 28, 2015).

5.1	Opinion of Foley & Lardner LLP with respect to the legality of the shares being registered (filed herewith).

10.1

22nd Century Group, Inc. 2014 Omnibus Incentive Plan, as amended and restated (incorporated by reference from Appendix A to the Company’s definitive proxy statement filed with the Commission on March 17, 2017)

10.2	Form of Restricted Stock Award Agreement under 22nd Century Group, Inc. 2014 Omnibus Incentive Plan (incorporated by reference from the Company’s Form 8-K filed with the Commission on April 14, 2014).

10.3	Form of Stock Option Award Agreement under 22nd Century Group, Inc. 2014 Omnibus Incentive Plan (incorporated by reference from the Company’s Form 8-K filed with the Commission on April 14, 2014).

23.1	Consent of Freed Maxick CPAs, P.C. (filed herewith).

23.2	Consent of Foley & Lardner LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included in signature page hereto).

Documents incorporated by reference to filings made by 22nd Century Group, Inc. under the Securities Exchange Act of 1934 are under SEC File No. 001-36338.